UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Silexion Therapeutics Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

On July 7, 2025, Silexion Therapeutics Corp issued the following announcement:

SILEXION ANNOUNCES ADJOURNMENT OF
2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO JULY 14,
2025 AND SETTING OF PROPOSED REVERSE SHARE SPLIT RATIO AT 1-FOR-15

Grand Cayman, Cayman Islands, July 7, 2025 - Silexion Therapeutics Corp (Nasdaq: SLXN) (“Silexion” or the “Company”) announced today that the 2025 annual general meeting of the Company (the “Annual Meeting”), scheduled to be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on July 7, 2025, was convened and then adjourned for one week without conducting any business, and will reconvene at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on July 14, 2025 at the offices of the Company’s external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The Annual Meeting may also be attended (and questions may be submitted, but shareholders may not speak or vote by attending in that way) via live webcast at https://www.cstproxy.com/silexion/2025, or by calling 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID 9030147#.

The Annual Meeting is being held for the purposes described in the notice and definitive proxy statement related to the Annual Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 16, 2025 (collectively, the “Definitive Proxy Statement”), including each of the following proposals:

1.
Proposal 1  — Re-election of each of Ilan Hadar, Dror J. Abramov, Ruth Alon, Ilan Levin, Avner Lushi, Shlomo Noy and Amnon Peled as a director serving on the Company’s board of directors (the “Board of Directors”) until the next annual general meeting of the Company and until his or her successor is elected and qualified.

2.
Proposal 2 — Re-appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as independent public accountants to audit the accounts of the Company for the year ending December 31, 2025 and the additional period until the next annual general meeting of shareholders of the Company, and authorization of the Board of Directors to fix their remuneration in accordance with the volume and nature of their services, or to delegate to the audit committee thereof to do so.

3.
Proposal 3 — A proposal to allow the Board of Directors to effect a reverse share split of the Company’s ordinary shares, par value $0.0009 per share (“ordinary shares”) at a ratio of not less than 1-for-5 and not more than 1-for-15, with the exact ratio to be determined by the Company’s board of directors prior to the annual general meeting and to be presented for approval by the Company’s shareholders at the meeting.

4.
Proposal 4 — An increase to the number of ordinary shares reserved for issuance under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the ratio of the reverse share split, to the extent it is approved pursuant to Proposal 3).

In connection with Proposal 3 to be presented at the reconvened Annual Meeting, the Board of Directors has set the proposed reverse share split ratio at 1-for-15 (the “Final Ratio”), which would raise the par value of the ordinary shares to $0.135 per share. The Final Ratio is intended to maximize the increase in the market price of the ordinary shares as a result of the reverse share split (within the range of ratios originally set by the Board of Directors), which will assist Silexion in raising capital to support its activities and clinical trials for its siRNA product candidate, SIL204. The reverse share split at the Final Ratio is furthermore expected to enable the Company to restore its compliance with Nasdaq Listing Rules 5450(a)(1) and/or 5550(a)(2), which require that the Company’s ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Global Market or Nasdaq Capital Market, respectively. At the same time, the Final Ratio will not reduce the number of publicly held shares of the Company below 500,000, which is the minimum quantity needed for continued listing on the Nasdaq Capital Market, to which the Company seeks to have the listing of the ordinary shares transferred.

The record date for the Annual Meeting remains the close of business on June 24, 2025. Shareholders who have not submitted their proxy for the Annual Meeting, or who wish to change or revoke their proxy in light of the Final Ratio, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change or revoke their proxy need not take any action. If you are a shareholder of record and have questions or need assistance voting your shares, please contact Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4986, or by emailing mirit@silexion.com.

Further information related to attendance, voting and the proposals to be considered at the reconvened Annual Meeting is provided in the Definitive Proxy Statement, as supplemented by the supplemental information provided by the Company in this announcement, which is being filed with the SEC under cover of Schedule 14A on July 7, 2025 (this “Proxy Supplement”).

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The Company’s first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The Company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, listing on Nasdaq, compliance with Nasdaq Listing Rules, and prospective capital raising activities, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them, or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied by those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (ii) the impact of the regulatory environment and compliance complexities; (iii) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (iv) Silexion’s ability to maintain its Nasdaq listing and restore compliance with all Nasdaq Listing Rules; and (v) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the Company, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025 (the “2024 Annual Report”). Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Annual Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement, as updated by this Proxy Supplement, as well as the 2024 Annual Report, because they contain important information about the Annual Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, this Proxy Supplement, the 2024 Annual Report and other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4986, or by emailing mirit@silexion.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Annual Meeting. Information concerning the interests (if any) of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets and IR Contact
ARX Capital Markets
North American Equities Desk
silexion@arxadvisory.com